UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
February 23, 2026
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Phreesia, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-38977 (Commission File Number)	20-2275479 (I.R.S. Employer Identification Number)
1521 Concord Pike, Suite 301 PMB 221
Wilmington, Delaware 19803
(Address of principal executive offices and zip code)

(888) 654-7473
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PHR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Retirement of Edward L. Cahill

Edward L. Cahill, a member of the Board of Directors (the “Board”) of Phreesia, Inc. (the “Company”), submitted notice on February 23, 2026 that he will retire from the Board at the end of his current term and will not stand for re-election at the Company's 2026 annual meeting of stockholders (the “2026 Annual Meeting”). The decision by Mr. Cahill to retire as a director was not a result of any disagreement with the Board or management of the Company. Mr. Cahill serves as a member of the Board’s Compensation Committee. The Board thanks Mr. Cahill for his years of service and contributions to the Company.

Retirement of Michael Weintraub

Michael Weintraub, Chair of the Board, submitted notice on February 23, 2026 that he will retire from the Board at the end of his current term and will not stand for re-election at the Company's 2026 Annual Meeting. The decision by Mr. Weintraub to retire as a director was not a result of any disagreement with the Board or management of the Company. Mr. Weintraub serves as Chair of the Board’s Compensation Committee and as a member of the Board’s Nominating and Corporate Governance Committee. The Board thanks Mr. Weintraub for his years of service and contributions to the Company.

(d) Appointment of Jon Kessler

On February 23, 2026, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board appointed Jon Kessler to the Board, effective April 6, 2026. Mr. Kessler will serve as a Class I director of the Company, to hold office until the 2026 annual meeting of stockholders or until his earlier death, resignation or removal.

In connection with his appointment to the Board, and pursuant to the Third Amended and Restated Non-Employee Director Compensation Policy, the Company will grant Mr. Kessler a pro-rated annual grant for restricted stock units valued at $40,041 (the “Initial RSU Grant”). The Initial RSU Grant will vest in full upon the earlier to occur of one year from the grant date or the date of the next annual meeting of the Company’s stockholders, subject to Mr. Kessler’s continued service on the Board. Additionally, in connection with his appointment to the Board, the Company will grant Mr. Kessler an initial new hire grant for restricted stock units valued at $185,000 (the “New Hire Grant”). As determined by the Compensation Committee of the Board (and consistent with the Company’s Third Amended and Restated Non-Employee Director Compensation Policy) the New Hire Grant shall have a four (4) year vesting schedule, with 25% of such units vesting on the first anniversary of the vesting start date, 25% vesting on the second anniversary of the vesting start date, 25% vesting on the third anniversary of the vesting start date, and 25% vesting on the fourth anniversary of the vesting start date, subject to the terms and conditions of the 2019 Stock Option and Incentive Plan and the applicable restricted stock unit agreement.

In connection with his appointment, Mr. Kessler will enter into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed on June 21, 2019. There are no arrangements or understandings between Mr. Kessler and any other person pursuant to which Ms. Kessler was appointed as a member of the Board. There are no family relationships between Mr. Kessler, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other, and Mr. Kessler is not a party to any transaction or relationship with the Company and its subsidiaries that require disclosure under Item 404(a) of Regulation S-K.

The Company’s Fourth Amended and Restated Bylaws provide that the authorized number of directors of the Company shall be fixed by resolution of the Board. On February 23, 2026, in connection with the foregoing retirements and appointment, the Board (i) increased the authorized number of directors from eight to nine by increasing the size of Class I of the Board by one position, effective April 6, 2026, and (ii) decreased the authorized number of directors from nine to seven by decreasing the size of Class I of the Board by two positions, effective immediately prior to the 2026 Annual Meeting.

Item 7.01 Regulation FD Disclosure

A press release regarding the matters set forth in Item 5.02 is furnished hereto as Exhibit 99.1.

The information furnished in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated February 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2026	Phreesia, Inc.

	By:	/s/ Balaji Gandhi
	Name:	Balaji Gandhi
	Title:	Chief Financial Officer